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                                Exhibit 23(a)

                        Consent of Rehmann Robson P.C.
                   Independent Certified Public Accountants

IBT Bancorp

We hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated February 6, 1997, which appears on page 26 of this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                        Rehmann, Robson, P.C.

Saginaw, Michigan
March 17, 1997





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